Exhibit 5.1

January 8, 2024

Actelis Networks, Inc.
4039 Clipper Court

Fremont, CA 94583

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Actelis Networks, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). The Registration Statement relates to the offering and sale from time to time of up to 2,631,357 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) consisting of (i)  301,000 shares of Common Stock (the “Common Stock Shares”), (ii) 970,187 shares of Common Stock (the “Pre-Funded Warrant Shares”) underlying certain pre-funded warrants, exercisable at a price of $1.1799 (the “Pre-Funded Warrants”); (iii) 1,271,187 shares of Common Stock (“Common Warrant Shares”) underlying certain warrants, exercisable at a price of $1.18 (the “Common Warrants”); and (iv) 88,983 shares of Common Stock (the “Placement Agent Warrants Shares”, and together with the Pre-Funded Warrant Shares and Common Warrant Shares, the “Warrant Shares”, and together with the Common Stock Shares, the “Shares”) underlying certain warrants that we issued to certain designees of H.C. Wainwright & Co., LLC, with an exercise price of $1.475 (the “Placement Agent Warrants”, and together with the Pre-Funded Warrants and the Common Warrants, the “Warrants”, and together with the Shares, the “Securities”).

In connection with this opinion, we have examined and relied upon the Registration Statement; the Company’s certificate of incorporation, as amended and restated to date; the Company’s Bylaws as in effect on the date hereof; the Warrants; and certain resolutions and minutes of meetings of the Board of Directors of the Company relating to the issuance of the Securities and the Registration Statement. We have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

As to matters of fact material to our opinions, we have relied, without independent verification, on certificates and other inquiries of officers of the Company. We have assumed without investigation the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, the accuracy and completeness of all records made available to us by the Company, and that all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof. We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Securities, (ii) if necessary, a prospectus supplement will have been prepared and filed with the Commission describing any Securities offered thereby or any Selling Stockholders, (iii) all Securities will be sold in the manner stated in the Registration Statement and, if necessary, the applicable prospectus supplement, and (iv) at the time of the offering, there will not have occurred any changes in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities.

The opinions set forth in this letter are limited solely to the federal laws of the United States of America and the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

(i)	the Shares are validly issued, fully paid and non-assessable;

(ii)	The Warrants have been duly authorized by all necessary corporate action on the part of the Company and constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(iii)	Upon the issuance, payment for and delivery of the Warrant Shares in accordance with the applicable Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Pearl Cohen Zedek Latzer Baratz LLP